Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITOR

         We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of IMH Assets Corp. for the registration of Collateralized Asset-Backed Bonds, Series 2004-8, in the registration statement on Form S-3 (No. 333-117817) and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the financial statements of Financial Guaranty Insurance Company appearing in the Form 8-K of IMH Assets Corp. dated September 28, 2004, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

New York, NY
September 28, 2004